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                                                                  Execution Copy
                                                                  --------------

                                                                     Exhibit 4.6

                           SERIES W WARRANT AGREEMENT
                           --------------------------

     SERIES W WARRANT AGREEMENT, dated as of September 17, 1999, among U.S.I. HOLDINGS CORPORATION (together with its successors and assigns, the "Company"), a Delaware corporation, and each of the purchasers set forth on the signature pages hereto (collectively, the "Purchasers").

                                   RECITALS:
                                   --------

     A. The Board of Directors of the Company has authorized the issuance of up to an aggregate of 6,282,501 warrants (the "Series W Warrants") of the Company, each Series W Warrant representing the right to purchase, upon the terms and subject to the conditions hereinafter set forth, and subject to adjustment as set forth herein, one share of Series W Convertible Preferred Stock, $.01 par value, of the Company (the "Series W Preferred Stock") at the Exercise Price and on the terms and subject to the conditions hereinafter set forth. The Series W Preferred Stock is convertible into shares of voting Common Stock, $.01 par value, of the Company (the "Common Stock") in accordance with the terms of the certificate of designations setting forth the rights and preferences of the Series W Preferred Stock (the "Series W Certificate of Designations").

     B. The Company and the Purchasers have entered into separate Subscription Agreements (collectively, as amended from time to time, the "Subscription Agreement"), pursuant to which, on the date hereof, the Company has agreed to sell, and the Purchasers have agreed to purchase an aggregate of 20,833,340 shares of Series W Preferred Stock and an aggregate of 6,250,002 Series W Warrants.

     C. The Company and the Purchasers have entered into a Shareholders' Agreement (as defined herein) setting forth certain agreements with respect to the transfer, voting and registration of shares of Capital Stock (as defined therein) of the Company (including the Series W Warrants and the shares of Series W Preferred Stock issuable upon exercise thereof).

                                   AGREEMENT:
                                   ---------

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I

              Form, Execution and Transfer of Warrant Certificates:

          SECTION 1.1 Form of Series W Warrant Certificates. The warrant
                      -------------------------------------
certificates (individually, a "Series W Warrant Certificate" and, collectively, the "Series W Warrant Certificates") evidencing the Series W Warrants, and the forms of assignment and of election to purchase shares to be attached to such certificates, shall be substantially in the forms set forth in Attachment A
                                                               ------------
hereto and may have such letters, numbers or other marks of identification or designation as may be required to comply with any law or with any rule or regulation of any governmental authority, stock exchange or self-regulatory organization made pursuant thereto. Each Series W Warrant Certificate shall be dated the date of issuance thereof by the Company, either upon initial issuance or upon transfer or exchange, and on its face shall initially entitle the holder thereof to purchase a number of shares of Series W Preferred Stock equal to the number of Series W Warrants represented by such Series W Warrant Certificate at a price per share equal to the Exercise Price, but the number of such shares and the Exercise Price shall be subject to adjustment as provided herein.

          SECTION 1.2 Execution of Series W Warrant Certificates; Registration
                      --------------------------------------------------------
Books. (a) Execution of Series W Warrant Certificates. The Series W Warrant
-----
Certificates shall be executed on behalf of the Company by an officer of the Company authorized by the Board of Directors of the Company. In case the officer of the Company who shall have signed any Series W Warrant Certificate shall cease to be such an officer of the Company before issuance and delivery by the Company of such Series W Warrant Certificate, such Series W Warrant Certificate nevertheless may be issued and delivered with the same force and effect as though the individual who signed such Series W Warrant Certificate had not ceased to be such an officer of the Company, and any Series W Warrant Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Series W Warrant Certificate, shall be a proper officer of the Company to sign such Series W Warrant Certificate, notwithstanding the fact that at the date of the execution of this Agreement any such individual was not such an officer.

          (b) Registration Books. The Company will keep or cause to be kept at its office at the address set forth on the signature pages hereof or at such other office of the Company in the United States of America of which the Company shall have given notice to each holder of Series W Warrant Certificates, books for registration and transfer of the Series W Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Series W Warrant Certificates, the registration number and the number of Series W Warrants evidenced on its face by each of the Series W Warrant Certificates and the date of each of the Series W Warrant Certificates.

          SECTION 1.3 Transfer, Split Up, Combination and Exchange of Series W
                      --------------------------------------------------------
Warrant Certificates; Lost or Stolen Series W Warrant Certificates. (a)
-----------------------------------------------------------------------
Transfer, Split Up, etc. Any Series W Warrant Certificate, with or without other Series W Warrant Certificates, may be transferred, split up, combined or exchanged for another Series W Warrant Certificate or Series W Warrant Certificates, entitling the registered holder or transferee thereof to purchase a like number of shares of Series W Preferred Stock as the Series W Warrant Certificate or Series W Warrant Certificates surrendered then entitled such registered holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Series W Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender the Series W Warrant Certificate or Series W Warrant Certificates to be transferred, split up, combined or exchanged at the office of the Company referred to in Section 1.2(b), whereupon the Company shall deliver promptly (and in any case within 5 business days after receipt of said Series W Warrant Certificate or Series W Warrant Certificates) to the Person entitled thereto a Series W Warrant Certificate or Series W Warrant Certificates, as the case

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may be, as so requested.

          (b) Loss, Theft, etc. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Series W Warrant Certificate (which evidence shall be, in the case of a Non-Management Investor, notice from such Non-Management Investor of such ownership (or of ownership by such Non-Management Investor's nominee) and such loss, theft, destruction or mutilation), and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company; provided, however, that if the holder of such Series W Warrant Certificate is an Non-Management Investor or a nominee of a Non-Management Investor, such holder's own unsecured agreement of indemnity shall be deemed to be satisfactory; or (ii) in the case of mutilation, upon surrender and cancellation thereof; the Company at its own expense will execute and deliver, in lieu thereof, a new Series W Warrant Certificate, dated the date of such lost, stolen, destroyed or mutilated Series W Warrant Certificate and of like tenor, in lieu of the lost, stolen, destroyed or mutilated Series W Warrant Certificate.

          (c) Transfers Generally. Notwithstanding any provision of this Agreement, no holder of Series W Warrants shall Transfer, nor shall the Company recognize or give any effect to any Transfer of, any Series W Warrants now or hereafter owned by such holder unless such Transfer is made in accordance with
Article II of the Shareholders' Agreement. The Company agrees, promptly following a written request therefor, to execute and deliver all documents, agreements and instruments and to take all commercially reasonable actions within its control to cooperate with and give effect to any transaction or series of transactions involving a Transfer of Series W Warrants to which any provision of Article II of the Shareholders' Agreement applies.

          SECTION 1.4 Subsequent Issuance of Series W Warrant Certificates.
                      ----------------------------------------------------
Subsequent to the date hereof, no Series W Warrant Certificates shall be issued except (i) Series W Warrant Certificates issued upon any transfer, split up, combination or exchange of Series W Warrants pursuant to Section 1.3(a); (ii) Series W Warrant Certificates issued in replacement of lost, stolen, destroyed or mutilated Series W Warrant Certificates pursuant to Section 1.3(b); and (iii) Series W Warrant Certificates issued pursuant to Section 2.4 upon the partial exercise of any Series W Warrant Certificate to evidence the unexercised portion of such Series W Warrant Certificate.

          SECTION 1.5 Special Agreements of Series W Warrant Certificate
                      --------------------------------------------------
Holders. Every holder of a Series W Warrant Certificate by accepting the same
-------
consents and agrees with the Company and with every other holder of a Series W Warrant Certificate that: (i) the Series W Warrant Certificates are transferable, subject to the provisions of the Shareholders' Agreement, only on the registry books of the Company if surrendered at the office of the Company referred to in Section 1.2(b), duly endorsed or accompanied by an instrument of transfer (in the form attached hereto); and (ii) the Company may deem and treat the Person in whose name each Series W Warrant Certificate is registered as the absolute owner thereof and of the Series W Warrants evidenced thereby for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

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                                   ARTICLE II

                 Exercise of Warrants; Payment of Exercise Price

          SECTION 2.1 Exercise of Series W Warrants. At any time and from time
                      -----------------------------
to time on or prior to the Expiration Date, the holder of any Series W Warrant Certificate may exercise the Series W Warrants evidenced thereby, in whole or in part, by surrender of such Series W Warrant Certificate, with an election to purchase (a form of which is attached to each Series W Warrant Certificate) attached thereto duly executed, to the Company at its office referred to in
Section 1.2(b), together with payment of the Exercise Price for each share of Series W Preferred Stock with respect to which the Series W Warrants are then being exercised. Such Exercise Price shall be payable in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to the account of the Company.

          SECTION 2.2 Cashless Exercise. If any holder of Series W Warrant
                      -----------------
Certificates delivers such Series W Warrant Certificates to the Company and notifies the Company in writing that such holder intends to exercise all, or any portion of, the Series W Warrants represented by such Series W Warrant Certificates and to satisfy its obligation to pay the Exercise Price in respect thereof under this Section 2.2, such holder shall become entitled to receive, instead of the number of shares of Series W Preferred Stock such holder would have received had the Exercise Price been paid pursuant to Section 2.1, a number of shares of Series W Preferred Stock in respect of the exercise of such Series W Warrants equal to the product of:

          (a) the number of shares of Series W Preferred Stock issuable upon such exercise of such Series W Warrant Certificate (or, if only a portion of such Series W Warrant Certificate is being exercised, issuable upon the exercise of such portion); multiplied by

          (b) the quotient of:

               (i)  the difference of

                    (A) the Fair Market Value per share of Series W
               Preferred Stock at the time of such exercise; minus

                    (B) the Exercise Price per share of Series W Preferred
               Stock at the time of such exercise;

          divided by

               (ii) the Fair Market Value per share of Series W Preferred Stock at the time of such exercise.

The Company shall not be required to issue fractional shares by virtue of this
Section 2.2, but

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shall pay the exercising holder cash in lieu of such fractional shares in accordance with Section 4.2. The parties hereto agree that an exercise of any Series W Warrants in accordance with this Section 2.2 shall be deemed to be a conversion of such Series W Warrants, pursuant to the terms of this Agreement and the Series W Warrants, into Series W Preferred Stock.

          SECTION 2.3 Issuance of Series W Preferred Stock. Upon timely receipt
                      ------------------------------------
of a Series W Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Exercise Price for each of the shares to be purchased in the manner provided in Section 2.1 or Section 2.2 and an amount equal to any applicable transfer tax (if not payable by the Company pursuant to Section 3.4), the Company shall thereupon promptly (and in any case within 5 business days after the receipt of such Series W Warrant Certificate) cause certificates representing the number of whole shares of Series W Preferred Stock then being purchased to be delivered to or upon the order of the registered holder of such Series W Warrant Certificate, registered in such name or names as may be designated by such holder, and, promptly (and in any case within 5 business days after the receipt of such Series W Warrant Certificate) deliver the cash, if any, to be paid in lieu of fractional shares pursuant to Section
4.2 to or upon the order of the registered holder of such Series W Warrant Certificate.

          SECTION 2.4 Unexercised Series W Warrants. If the registered holder of
                      -----------------------------
any Series W Warrant Certificate shall exercise less than all the Series W Warrants evidenced thereby, a new Series W Warrant Certificate evidencing Series W Warrants equal in number to the number of Series W Warrants remaining unexercised shall be issued by the Company to the registered holder of such Series W Warrant Certificate or to its duly authorized assigns.

          SECTION 2.5 Cancellation and Destruction of Series W Warrant
                      ------------------------------------------------
Certificates. All Series W Warrant Certificates surrendered to the Company for
------------
the purpose of exercise, exchange, substitution or transfer shall be canceled by it, and no Series W Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall cancel and retire any other Series W Warrant Certificates purchased or acquired by the Company otherwise than upon the exercise thereof.

                                   ARTICLE III

                            Covenants of the Company

          SECTION 3.1 Series W Preferred Stock Record Date. Each Person in whose
                      ------------------------------------
name any certificate for shares of Series W Preferred Stock is issued upon the exercise of Series W Warrants shall be deemed to have become the holder of record of the Series W Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Series W Warrant Certificate evidencing such Series W Warrants was duly surrendered with an election to purchase attached thereto duly executed and payment of the aggregate Exercise Price was made.

          SECTION 3.2 Right of Action. All rights of action in respect of the
                      ---------------
Series W

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Warrants are vested in the respective registered holders of the Series W Warrant
Certificates, and any registered holder of any Series W Warrant Certificate, without the consent of the holder of any other Series W Warrant Certificate, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Series W Warrants evidenced by such Series W Warrant Certificate in the manner provided in such Series W Warrant Certificate and in this Agreement.

          SECTION 3.3 Survival. The agreements of the Company contained in this
                      --------
Article III shall survive the exercise of and the expiration of the Series W Warrants.

          SECTION 3.4 Transfer Taxes. The Company will pay all federal and state
                      --------------
stamp and other transfer taxes and similar documentary or transfer charges and assessments, if any, which may be payable in respect of (i) the initial sale and issuance of the Series W Warrants, and (ii) the issuance of Series W Preferred Stock or other Securities issuable upon exercise of the Series W Warrants, and will save each holder of Series W Warrants harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or similar documentary or transfer charges and assessments. The Company will pay all reasonable costs of delivery to any holder of Series W Warrants, or such holder's nominee, of Series W Preferred Stock or other Securities acquired upon exercise of the Series W Warrants.

          SECTION 3.5 Information. The Company agrees to furnish each holder of
                      -----------
Series W Warrants with copies of all notices and other information furnished to holders of outstanding shares of Series W Preferred Stock under any provision of the Series W Certificate of Designations, including without limitation Sections 2(e), 5(b), 7(g), 7(h), 7(j) and 8(ii)(b) thereof.

          SECTION 3.6. Reservation of Shares. The Company covenants and agrees
                       ---------------------
that it will at all times cause to be reserved and kept available out of its authorized and unissued shares of capital stock such number of shares of Series W Preferred Stock, Common Stock or other Securities as will be sufficient to permit (i) the exercise in full of all Series W Warrants and (ii) the conversion of all Series W Preferred Stock into Common Stock in accordance with the Series W Certificate of Designations. The Company covenants and agrees that it will take all actions necessary to ensure that all Series W Preferred Stock or other Securities issuable upon the exercise of any Series W Warrant (including any Securities issuable upon the exercise, exchange or conversion of Rights or Convertible Securities) shall upon payment of the aggregate Exercise Price be duly and validly authorized and issued and fully paid and nonassessable, free of any preemptive rights and free of any lien created by, or arising out of actions of, the Company or any of its Subsidiaries.

                                   ARTICLE IV

                                   Adjustments

          SECTION 4.1 Adjustments. During the period when the Series W Warrants
                      -----------
are exercisable, the number of shares of Series W Preferred Stock issuable upon the exercise of each Series W Warrant, and the Exercise Price, shall be subject to adjustment, without duplication, as follows:

          (a) Mechanical Adjustments. If at any time or from time to time after the date of original issuance of the Series W Warrants:

               (i) a split or subdivision of the outstanding shares of Series W Preferred Stock occurs;

               (ii) the Company determines that holders of Series W Preferred Stock are entitled to receive a dividend or other distribution (which dividend or other distribution is not payable pro rata to each holder of Series W Warrants, assuming exercise in full thereof payable in
          (A) additional shares of Series W Preferred Stock, (B) other Securities of the Company (including shares of Common Stock of the Company in connection with a Forced Conversion, as defined in the Series W Certificate of Designations) or (C) Rights or Convertible Securities exercisable or exchangeable for or convertible into additional shares of Series W Preferred Stock or other Securities of the Company, in any transaction (including a reclassification of shares of Series W Preferred Stock), in each case, without payment of any consideration by such holder therefor (including upon conversion or exercise of such Rights or Convertible Securities);

               (iii) the number of outstanding shares of Series W Preferred Stock is decreased by virtue of a combination or reverse stock split; or

               (iv) the Series W Preferred Stock is reclassified into Securities of the Company or another Person in connection with a merger, consolidation or reorganization of the Company with or into another Person or the sale of all or substantially all of the assets of the Company to a Person, in each case, not owned or Controlled by the Company's stockholders;

then, as of (x) the record date of such transaction (or the date of such transaction if no record date is fixed), or (y) in the case of Rights or Convertible Securities that are not immediately exercisable or exchangeable for or convertible into underlying Securities, the date on which such Rights or Convertible become exercisable, exchangeable or convertible, the number of shares of Series W Preferred Stock or other Securities issuable on exercise of each Series W Warrant and the Exercise Price shall be adjusted appropriately so that the holder of each Series W Warrant thereafter exercised shall be entitled to receive the number of shares of Series W Preferred Stock or other Securities such holder would have owned or been entitled to receive had such Series W Warrant been exercised immediately prior to such transaction at the Exercise Price then in effect.

          (b) Distributions of Cash or Property. If the Company shall distribute any Property or cash to holders of shares of Series W Preferred Stock at any time after the date of original issuance of the Series W Warrants that is not distributed pro rata to each holder of Series W Warrants (assuming exercise in full thereof), then the number of shares of Series W

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Preferred Stock issuable on exercise of each Series W Warrant and the Exercise
Price shall be adjusted appropriately so that the holder of each Series W Warrant thereafter exercised shall be entitled to receive additional shares of Series W Preferred Stock with a Fair Market Value equal to the Fair Market Value of the Property or cash such holder would have owned or been entitled to receive had such Series W Warrant been exercised immediately prior to such transaction at the Exercise Price then in effect. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of such distribution.

          (c) Adjustments to Conversion Price of Series W Preferred Stock. The number of shares of Series W Preferred Stock issuable on exercise of each Series W Warrant and, if necessary, the Exercise Price shall be adjusted appropriately upon each adjustment to the Conversion Price of the Series W Preferred Stock (as defined in the Series W Certificate of Designations) so that the holder of each Series W Warrant thereafter exercised shall be entitled to receive, upon exercise of such Series W Warrant at the Exercise Price then in effect, a number of shares of Series W Preferred Stock sufficient to entitle such holder to receive that number of shares of Common Stock or other Securities into which the Series W Preferred Stock could have been converted pursuant to the Series W Certificate of Designations had such Series W Warrant been exercised immediately prior to such transaction at the Exercise Price (and the Conversion Price) then in effect.

          (d) Below Fair Market Value Issuances. If at any time or from time to time after the date of original issuance of the Series W Warrants the Company shall issue or sell Securities of the Company at a price per Security that is less than the Fair Market Value (as defined in the Series W Certificate of Designations for this purpose) of such Securities, then, as of (x) the record date of such transaction (or the date of such transaction if no record date is fixed), or (y) in the case of Rights or Convertible Securities that are not immediately exercisable or exchangeable for or convertible into underlying Securities, the date on which such Rights or Convertible become exercisable, exchangeable or convertible, the number of shares of Series W Preferred Stock or other Securities issuable on exercise of each Series W Warrant shall be adjusted by multiplying the number issuable immediately prior to such date by the quotient of (i) the sum of (A) the total number of shares of Common Stock of the Company outstanding on a fully diluted, as-converted basis (assuming the exercise, exchange and/or conversion in full of all outstanding Rights and Convertible Securities of the Company) plus (B) the number of additional Securities of the Company so issued or sold (or the maximum number of Securities into or for which such additional Rights or Convertible Securities may be exercised, exchanged or converted) divided by (ii) the sum of (A) the total
                                   ----------
number of shares of Common Stock of the Company outstanding on a fully diluted, as-converted basis (assuming the exercise, exchange and/or conversion in full of all outstanding Rights and Convertible Securities of the Company) plus (B) the number of additional Securities of the Company so issued or sold (or the maximum number of Securities into or for which such additional Rights or Convertible Securities may be exercised, exchanged or converted) that the aggregate consideration paid or payable for such additional Securities (including upon exercise of any Rights or Convertible Securities) could have purchased at the Fair Market Value per Security on the relevant date. No adjustment shall be made pursuant to this Section 4.1(d) in respect of any transaction not requiring the approval of holders of Series W Preferred Stock under clauses (a) and (b) of
Section 7(c)(iii) of the Series W Certificate of

Designations.

          (e) Rights and Convertible Securities. In the case of any adjustment made pursuant to this Section 4.1 that entities the holder of a Series W Warrant to receive Rights or Convertible Securities upon exercise of such Series W Warrant, the Securities deliverable upon exercise, exchange or conversion of such Rights or Convertible Securities shall be deemed to have been issued at the time such Rights or Convertible Securities were exercised, exchanged or converted. However, upon the expiration of such Rights or Convertible Securities where none, or only a portion, of the aggregate maximum number of Securities issuable thereunder were actually issued, the number of shares of Series W Preferred Stock or other Securities issuable on exercise of each Series W Warrant and the Exercise Price, to the extent in any way affected by the issuance of such Rights or Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Series W Preferred Stock or other Securities actually issued.

          (f) Other Adjustments. In case the Company at any time or from time to time shall take any action which could have a similar dilutive effect on the number of shares of Series W Preferred Stock issuable upon exercise of the Series W Warrants or the Common Stock issuable upon conversion of such Series W Preferred Stock, other than an action described in any of Sections 4.1(a) through (e), then, the number of shares of Series W Preferred Stock or other Securities issuable upon exercise of the Series W Warrants and the Exercise Price shall be adjusted in such manner and at such time as the Executive Committee of the Board of Directors of the Company reasonably determines to be equitable under the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be submitted to the holders of the Series W Warrants). If the Company determines that a state of facts occurs or is proposed that would result in the adjustment provisions of this Section 4.1 not being equitable or fairly protected in accordance with the essential intent and principles of such provisions, the Company shall make an adjustment in the application of such provisions, in accordance with the essential intent and principles, so as to be equitable and protect such provisions.

          (g) De Minimis Changes in Exercise Price. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided that any adjustments that, at the time of the calculation thereof, are less than one percent (1%) of the Exercise Price at such time and by reason of this Section 4.1(g) are not required to be made at such time shall be carried forward and added to any subsequent adjustment or adjustments for purposes of determining whether such subsequent adjustment or adjustments, as so supplemented, exceed the one percent (1%) amount set forth in this Section 4.1(g) and, if any such subsequent adjustment, as so supplemented or otherwise, should exceed such one percent (1%) amount, all adjustments deferred prior thereto and not previously made shall then be made. In any case, all such adjustments being carried forward pursuant to this Section 4.1(g) shall be given effect upon the exercise of any Series W Warrants by any holder thereof for purposes of determining the Exercise Price thereof. All calculations shall be made to the nearest ten-thousandth of a dollar ($0.0001).

          (h) Effect of Adjustments. All Series W Warrants originally issued by the Company hereunder shall, subsequent to any adjustment made pursuant to this
Section 4.1, evidence the right to purchase, at the adjusted Exercise Price, the number of shares of Series W Preferred Stock or other Securities determined to be purchasable from time to time hereunder upon exercise of such Series W Warrants, all subject to further adjustment as provided herein. Each such adjustment shall be valid and binding upon the Company and the holders of Series W Warrants irrespective of whether the Series W Warrant Certificates theretofore and thereafter issued express the Exercise Price per share of Series W Preferred Stock and the number of shares of Series W Preferred Stock that were expressed upon the initial Series W Warrant Certificates issued hereunder.

          (i) Miscellaneous. Adjustments shall be made pursuant to this Section
4.1 successively whenever any of the events referred to in Sections 4.1(a) through 4.1(f), inclusive, shall occur. If any Series W Warrant shall be exercised subsequent to the record date for any of the events referred to in this Section 4.1, but prior to the effective date thereof, appropriate adjustments shall be made immediately after such effective date so that the holder of such Series W Warrant on such record date shall have received, in the aggregate, the kind and number of shares of Series W Preferred Stock or other Securities or Property or cash that it would have owned or been entitled to receive on such effective date had such Series W Warrant been exercised prior to such record date.

          (j) Other Securities. In the event that at any time, as a result of an adjustment made pursuant to this Section 4.1, each holder of Series W Warrants shall become entitled to purchase any Securities other than shares of Series W Preferred Stock, the number or amount of such other Securities so purchasable and the purchase price of such Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in Section 4.1 (a) through Section 4.1(f), inclusive, and all other relevant provisions of this Section 4.1 that are applicable to shares of Series W Preferred Stock shall be applicable to such other Securities.

          (k) Notice of Adjustment. Whenever the number of shares of Series W Preferred Stock issuable upon the exercise of Series W Warrants is adjusted or the Exercise Price in respect thereof is adjusted, as herein provided, the Company shall promptly (and in any case within 10 business days after the effective date of any such adjustment) give to each holder of Series W Warrants notice of such adjustment or adjustments and shall promptly (and in any case within 10 business days after the effective date of such adjustment or adjustments) deliver to each holder of Series W Warrants a certificate of the Company's chief financial officer setting forth: (i) the number of shares of Series W Preferred Stock or other Securities issuable upon the exercise of each Series W Warrant and the Exercise Price for such shares after such adjustment;
(ii) a brief statement of the facts requiring such adjustment; and (iii) the computation by which such adjustment was made. So long as any Series W Warrant is outstanding, the Company shall deliver to each holder of Series W Warrants promptly following the end of each fiscal year of the Company, if requested by the Required Series W Warrantholders, a certificate of the independent certified public accountants of the Company setting forth: (A) the number of shares of Series W Preferred Stock or other Securities issuable upon the exercise of each Series W Warrant and the Exercise Price for such shares as of the end of such fiscal year; (B) a brief statement of the facts requiring each adjustment required to be made in such fiscal year; and (C) the computation by which each such adjustment was made.

          (l) Accretion. Notwithstanding any contrary provision of this Section 4.1, no adjustment to the Exercise Price or the number of shares of Series W Preferred Stock or other Securities issuable upon exercise of any Series W Warrant shall be made, and no right shall be conferred, in respect of any increase in the Series W Liquidation Preference made pursuant to Section 4(a) of the Series W Certificate of Designations.

          SECTION 4.2 Fractional Shares. The Company shall not be required to
                      -----------------
issue fractional shares of Series W Preferred Stock or other Securities upon the exercise of any Series W Warrant. Upon the exercise of any Series W Warrant, there shall be paid to the holder thereof, in lieu of any fractional share of Series W Preferred Stock or other Security resulting therefrom, an amount of cash (computed to the nearest whole cent) equal to the product of (i) the fractional amount of such share multiplied by (ii) the Fair Market Value, as determined on the Stock Trading Day immediately prior to the date of exercise of such Series W Warrant.

          SECTION 4.3 Additional Agreements of the Company. The Company shall
                      ------------------------------------
not, by amendment to its certificate of incorporation (including without limitation the Series W Certificate of Designations), as in effect on the date hereof, or through any reorganization, transfer of assets, consolidation, merger, dissolution, liquidation, issuance or sale of Securities, Rights or Convertible Securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Article IV and in the taking of all such actions as may be reasonably necessary or appropriate in order to protect the rights of the holders of the Series W Warrant Certificates against dilution or other impairment described in this Article IV. Before taking any action that would result in an adjustment to the then current Exercise Price to a price that would be below the then current par value of Series W Preferred Stock or other Securities issuable upon exercise of any Series W Warrant, the Company will take or cause to be taken any and all necessary corporate or other action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Series W Preferred Stock or other Securities upon payment of such Exercise Price as so adjusted.

                                    ARTICLE V

                           Interpretation of Agreement

          SECTION 5.1 Certain Defined Terms. For the purpose of this Agreement,
                      ---------------------
the following terms shall have the meanings specified with respect thereto below:

          "Affiliate" means, as to any Person, any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such Person. For purposes of this Agreement, Zurich and CapZ shall not be deemed to be Affiliates of each other.

          "CapZ" means Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P. and their respective Affiliates.

          "Change of Control" means, as to any Person, a change, shift or transfer of Control with respect to such Person (including any change in the Control of any entity Controlling such Person). The decision of the Executive Committee of the Board of Directors of the Company, giving due consideration to whether, among other things, a change of actual control or management of a specified Person has occurred, shall be conclusive in determining whether a Change of Control of an entity Controlling the specified Person has occurred for purposes of this definition.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, partnership interests or by contract, assignment or otherwise. The terms "Controlling" and "Controlled" shall have meanings correlative to the foregoing.

          "Convertible Securities" means notes, debentures or other equity or debt securities convertible into shares of capital stock or other equity securities of a specified Person.

          "Exercise Price" means, prior to any adjustment pursuant to Section
4.1 of this Agreement, the Initial Exercise Price and thereafter, the Initial Exercise Price as adjusted and readjusted from time to time (in each case, rounded to the nearest whole cent).

          "Expiration Date" means, with respect to any Series W Warrant, September 17, 2004 (unless extended pursuant to Section 7.9).

          "Fair Market Value" (i) of a share of any equity security on any date means the average for a period of 10 consecutive Stock Trading Days immediately prior to such date of the high and low sale prices (or if no sales are reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices), as reported in the composite transactions for the New York Stock Exchange, or if the security is not listed or admitted to trading on such exchange, as reported in the composite transactions for the principal national or regional United States securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on a United States national or regional securities exchange, as reported by NASDAQ or by the National Quotation Bureau Incorporated or, (ii) (A) in the case of any security not listed or traded on any national securities exchange and prices for the security are not reported by NASDAQ or the National Quotation Bureau Incorporated, or (B) with respect to any Property not constituting an equity security, means the value of such security or Property established by two-thirds of the Executive Committee of the Board of Directors of the Company, in the good faith exercise of its reasonable business judgment, as the fair market value of such security or Property; provided, that if two-thirds of the Executive Committee of the Board
          --------
of Directors shall not establish the Fair Market Value, then the Fair Market Value shall be determined by an independent accounting firm or an investment bank which is not an affiliate of the Company, in either case of nationally recognized standing.

          "Forced Conversion" shall have the meaning given in the Series W Certificate of Designations.

          "Initial Exercise Price" means $6.00 per share of Series W Preferred Stock.

          "Joinder Agreement" shall have the meaning set forth in the Shareholders' Agreement.

          "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

          "Operative Documents" shall have the meaning given to such term in the Subscription Agreement.

          "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Property" means any property; any assets; any evidences of indebtedness of the Company or other Person; any capital stock of the Company or any other Person; any Rights; or any Convertible Securities.

          "Public Offering" shall have the meaning given in the Series R Certificate of Designations, as in existence on the date hereof.

          "Required Series W Warrantholders" means, at any time, the holders of at least 50% of all Series W Warrants outstanding (excluding any Series W Warrants directly or indirectly held by the Company or any Subsidiary of the Company) at such time.

          "Rights" means warrants, options or other rights to acquire capital stock or other equity securities of a specified Person.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security" shall have the meaning specified in section 2(1) of the Securities Act.

          "Series W Certificate of Designations" means the Certificate of Designations relating to the Series W Preferred Stock.

          "Series W Liquidation Preference" shall have the meaning set forth in the Series W Certificate of Designations.

          "Shareholders' Agreement" means the Shareholders' and Warrantholders' Agreement, dated as of the date hereof, among the Company and the securityholders of the Company party thereto, as the same may be amended from time to time.

          "Stock Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Fair Market Value is open for trading or quotation.

          "Subsidiary" means any corporation with respect to which a specified Person (or Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          "Transfer" means any direct or indirect transfer, sale, conveyance, pledge, hypothecation or other disposition, including without limitation any of the foregoing which occurs by virtue of any Change of Control.

          "Zurich" means Zurich American Holding Company of America and its Affiliates.

          SECTION 5.2 Captions. The captions of this Agreement are included for
                      --------
convenience of reference only, do not constitute a part hereof and shall be disregarded in the construction hereof.

          SECTION 5.3 GOVERNING LAW; CONSENT TO JURISDICTION, VENUE AND SERVICE
                      ---------------------------------------------------------
OF PROCESS: WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND
--------------------------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY NOTICE IN THE MANNER SET FORTH IN SECTION 7.6.

                                   ARTICLE VI

                                Preemptive Rights

          SECTION 6.1 Rights to Subscribe. Until such time as a Public Offering
                      -------------------
has been consummated, except with respect to Exempt Issuances (as defined below), if the

Company proposes to issue any shares of capital stock ("New Shares"), Rights to acquire capital stock of the Company or Convertible Securities convertible into shares of capital stock of the Company, the Company will deliver to the holders of Series W Warrants a written notice (the "New Issuance Notice") not more than 45 days, and not less than 30 days, prior to the date of completion of such issuance (the "New Issuance") or, if earlier, the date of execution of definitive documentation with respect thereto, stating the price and other terms and conditions thereof. Each holder of Series W Warrants shall have the right, exercisable within 21 days of the receipt by such holders of the New Issuance Notice, to purchase (or be issued without consideration if the New Shares, Rights or Convertible Securities to be issued in the New Issuance (the "New Issuance Securities") are to be issued without consideration) all or any part of its Pro Rata Share of the New Issuance Securities at the price and on the terms on which the Company proposes to make the New Issuance, such price to be paid in full in cash or by check against the issuance and delivery of the New Issuance Securities; provided, however, that if the Company proposes to issue any notes,
            --------  -------
debentures or other debt securities of the Company to which are attached any Rights exercisable for a nominal exercise price, each holder of Series W Warrants may purchase all, or any part of its Pro Rata Share of such Rights by purchasing the note, debenture or other debt security to which such Right is attached, in the time period and at the price and terms (including payment therefor) specified above for New Issuance Securities. "Pro Rata Share" means the ratio, expressed as a percentage, of (i) the total number of shares of capital stock of the Company owned by a holder of Series W Warrants on a fully-diluted, as-converted basis (assuming the exercise of all unexercised Series W Warrants and Existing Warrants, as defined in the Shareholders' Agreement) to (ii) the total number of issued and outstanding shares of capital stock of the Company, on a fully-diluted, as-converted basis (assuming the exercise of all unexercised Series W Warrants and Existing Warrants, as defined in the Shareholders' Agreement, but excluding shares of capital stock issued, and shares of capital stock reserved for issuance pursuant to Rights and Convertible Securities issued, in an Exempt Issuance).

          SECTION 6.2 Exempt Issuances. Notwithstanding Section 6.1, the holders
                      ----------------
of Series W Warrants shall have no rights to subscribe for New Issuance Securities issued by the Company (i) to directors, officers, employees, advisors or consultants of the Company or one of its subsidiaries pursuant to an incentive compensation, bonus or stock purchase or other similar plan approved in good faith by the Board of Directors of the Company, (ii) as consideration in connection with an acquisition by the Company or one of its subsidiaries on an arm's length basis, (iii) that are issued in connection with a financing in which a substantial preponderance of the proceeds are derived from the issuance of debt securities of the Company, so long as at the time of issuance such New Issuance Securities and all other New Issuance Securities so issued in the immediately preceding twelve-month period represent, in the aggregate, less than 2.5% of the Common Stock of the Company outstanding, (iv) pursuant to a sale of its Common Stock in a firm commitment underwriting registered under the Securities Act of 1933, as amended, (v) pursuant to the exercise of Rights or the conversion or exchange of Convertible Securities in existence on the first date any Series W Warrant is issued and outstanding, (vi) pursuant to a stock split, stock dividend or other distribution made on a pro rata basis to all holders of capital stock of the Company, or (vii) issued in a transaction permitted by clauses (i) through (vi) of this Section 6.2 (each, an "Exempt Issuance").

                                   ARTICLE VII

                                  Miscellaneous

          SECTION 7.1 Amendments and Waivers. No modification, amendment or
                      ----------------------
waiver of any provision of this Agreement, nor any consent to any departure from the terms of this Agreement, shall be effective unless it is in writing and signed by (i) the Required Series W Warrantholders and (ii) the Company, if such modification, amendment, waiver or consent imposes material additional obligations on the Company or could reasonably be expected to materially adversely affect any of the rights of the Company hereunder; provided that any
                                                             --------
such modification, waiver, amendment or consent of this Section 7.1 or that affects the Exercise Price or the number or type of Securities issuable upon exercise of the Series W Warrants (provided that an adjustment pursuant to Section 4.1 shall not be deemed to be a modification, waiver, amendment or consent covered by this Section 7.1) or hastens the Expiration Date shall not be effective as to any holder of any Series W Warrants unless consented to by such holder. Any such waiver or consent shall be effective only in the specific instance and for the purpose given. No failure or delay by any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          SECTION 7.2 Series W Warrants Subject to Shareholders' Agreement. The
                      ----------------------------------------------------
holders of the Series W Warrants and the Company are subject in all respects to the terms of the Shareholders' Agreement. By its acceptance of a Series W Warrant, each holder of Series W Warrants agrees to be bound by all of the terms and provisions of the Shareholders' Agreement to the extent applicable. Each holder of Series W Warrants who signs the Shareholders' Agreement or a Joinder Agreement after the date hereof shall be deemed to be an Investor (as defined in the Shareholders' Agreement) and shall be entitled to all rights and privileges of an Investor as if such holder had been an original signatory to the Shareholders' Agreement.

          SECTION 7.3 No Liabilities as Stockholder. Nothing contained in this
                      -----------------------------
Agreement or the Shareholders' Agreement shall be construed as imposing any obligation on a holder of Series W Warrants to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

          SECTION 7.4 Entire Agreement. This Agreement and the other Operative
                      ----------------
Documents constitute the full and entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior negotiations, understandings and agreements between such parties in respect of such subject matter.

          SECTION 7.5 Successors and Assigns. The provisions of this Agreement
                      ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of rights under
                        --------  -------
this Agreement will be valid unless made in connection with a contemporaneous Transfer of Series W Warrants which complies with the provisions of the Warrant Certificate representing such Series W Warrants and is not prohibited by the Shareholders' Agreement; and provided future, that upon any such assignment,
                             -------- ------
the assignee shall execute and deliver a Joinder Agreement unless the Shareholders' Agreement expressly does not require the assignee to do so. The Company may not assign or otherwise transfer any of its rights or obligations under this Agreement.

          SECTION 7.6 Notices. All notices, requests and other communications to
                      -------
any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or the signature page of any Joinder Agreement or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the party sending the communication. Each such notice, request or other communication shall be effected by facsimile transmission, overnight courier or personal delivery, and shall not be deemed given until confirmation of completed facsimile transmission or receipt from an overnight courier is received by the notifying party or until delivered, in the case of personal delivery.

          SECTION 7.7 Severability. Any term or provision of this Agreement
                      ------------
which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

          SECTION 7.8 Counterparts. This Agreement may be signed in any number
                      ------------
of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          SECTION 7.9 Expiration. All Series W Warrants that have not been
                      ----------
exercised in accordance with the provisions of this Agreement shall expire and all rights of holders of such Series W Warrants shall terminate and cease at 5:30 p.m., California time, on the Expiration Date; provided, that if the
                                                    --------
Company fails to notify the holders of Series W Warrants in accordance with this
Section 7.9 less than 90 days prior to the Expiration Date, the Expiration Date shall be automatically extended to the 90th day after the date such notice is actually effected. The Company agrees to notify each holder of Series W Warrants, not less than 90 days but not more than 150 days, prior to the Expiration Date, in writing, of the impending occurrence of the Expiration Date and that, at 5:30 p.m., California time, on the Expiration Date, all unexercised Series W Warrants shall expire and all rights of holders of such Series W Warrants shall terminate and cease.

          SECTION 7.10 Injunctive Relief. It is hereby agreed and acknowledged
                       -----------------
that the remedies at law in respect of the failure by the Company to comply with any of the obligations herein imposed on it would be inadequate and that, in the event of any such failure, any aggrieved holder of Series W Warrants will be irreparably damaged. Any such holder of Series W Warrants shall, upon any finding by a court of competent jurisdiction that the Company has breached any such obligation, be entitled to injunctive relief, including specific performance, to enforce such obligation, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, neither the Company nor any holder of Series W Warrants shall raise the defense that there is an adequate remedy at law.

                            (Signature pages follow.)

                       [WARRANT AGREEMENT SIGNATURE PAGE]

                                   Norwest Equity Capital, LLC
                                   By Itasca NEC, LLC its Managing Member


                                   By: /s/ Stephen R. Sefton
                                       -----------------------------------------
                                       Name: Stephen R. Sefton
                                       Title: Member
                                       Address: 2800 Piper Tower
                                       Minneapolis, MN. 55402

                       [WARRANT AGREEMENT SIGNATURE PAGE]

                                   WLD Equity Partners 1999, Limited Partnership


                                   By: /s/ Illegible
                                       -----------------------------------------
                                       Name: Illegible
                                       Title: President WLD Equity Partners
                                              1999, GP Inc.
                                       Address: 450 E. Las Olas Blvd, Suite 900
                                                 Ft. Lauderdale, Florida 33301

                       [WARRANT AGREEMENT SIGNATURE PAGE]

                                   William D. Horvitz, Revocable Trust


                                   By: /s/ Illegible
                                       -----------------------------------------
                                       Name:
                                       Title:
                                       Address:
                                         450 East Las Olas Boulevard
                                                  Suite 900
                                          Ft. Lauderdale, FL 33301

                       [WARRANT AGREEMENT SIGNATURE PAGE]

                                   Provident Life and Accident Insurance Company
                                   By: Provident Investment Management, LLC
                                   Its: Agent


                                   By: /s/ James A. Ramsay
                                       -----------------------------------------
                                       Name: James A. Ramsay
                                       Title: Senior Vice President
                                       Address: 1 Fountain Square, 6-N
                                                Chattanooga, Tennessee 37402

                       [WARRANT AGREEMENT SIGNATURE PAGE]

                                   Conning Insurance Capital
                                   International Partners III, L.P.


                                   By: /s/ Stephan L. Christiansen
                                       -----------------------------------------
                                       Name: Stephan L. Christiansen
                                       Title: Partner, Private Equity
                                       Address: Conning & Company
                                                185 Asylum Street
                                                Hartford, Connecticut 06103

                       [WARRANT AGREEMENT SIGNATURE PAGE]

                                   The Travelers Insurance Company


                                    By: /s/ Elizabeth C. Georga Kopoulos
                                       -----------------------------------------
                                        Name: Elizabeth C. Georga Kopoulos
                                        Title: Senior Vice President
                                        Address: One Tower Square, 6-MS
                                                 Hartford, CT 06183

                       [WARRANT AGREEMENT SIGNATURE PAGE]

                                   Conning Insurance Capital Limited
                                   Partnership III, L.P.


                                   By: /s/ Stephan L. Christiansen
                                       -----------------------------------------
                                       Name: Stephan L. Christiansen
                                       Title: Partner, Private Equity
                                       Address: Conning & Company
                                                185 Asylum Street
                                                Hartford, Connecticut 06103

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   U.S.I. HOLDINGS CORPORATION


                                   By: /s/ Michael Leonard
                                       -----------------------------------------
                                       Name: Michael Leonard
                                       Title: Chief Financial Officer

                                   U.S.I. Holdings Corporation
                                   50 California Street, 24th Floor
                                   San Francisco, CA 94111-4796
                                   Attn: General Counsel
                                   Telephone: (415) 263-2105
                                   Telecopier: (415) 983-0101

                       [WARRANT AGREEMENT SIGNATURE PAGE]

                              CAPITAL Z FINANCIAL SERVICES FUND II, L.P.

                              By: CAPITAL Z PARTNERS, L.P.,
                                  its general partner

                                  By: CAPITAL Z PARTNERS, LTD.,
                                      its general partner


                                  By: /s/ Illegible
                                      ------------------------------------------
                                      Name:
                                      Title:

                                  Address: Capital Z Partners Ltd
                                           54 Thompson Street
                                           New York, New York 10012
                                           Tel 212.965.0800
                                           Fax 212.965.2321
                                           Attention: Bob Spass


                              CAPITAL Z FINANCIAL SERVICES PRIVATE FUND II, L.P.


                              By: CAPITAL Z PARTNERS, L.P.,
                                  its general partner


                                  By: CAPITAL Z PARTNERS, LTD.,
                                      its general partner


                                  By: /s/ Illegible
                                      ------------------------------------------
                                      Name:
                                      Title:

                                  Address: Capital Z Partners Ltd
                                           54 Thompson Street
                                           New York, New York 10012
                                           Tel 212.965.0800
                                           Fax 212.965.2321
                                           Attention: Bob Spass

                                                                    ATTACHMENT A
                                                                    ------------

                         [FORM OF WARRANT CERTIFICATE]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER SOLELY FOR ITS OWN ACCOUNT AND FOR THE PURPOSE OF INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION OF ANY SUCH SECURITIES.

THE SECURITIES MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (EACH SUCH ACTION, A "TRANSFER") UNLESS (A) SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF THE SUBSCRIPTION AGREEMENT DATED AS OF SEPTEMBER 17, 1999 AND THE SHAREHOLDERS' AND WARRANTHOLDERS' AGREEMENT, DATED AS OF SEPTEMBER 17, 1999, AS SUCH MAY BE AMENDED, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF U.S.I. HOLDINGS CORPORATION (TOGETHER WITH ITS SUCCESSORS, THE "COMPANY") AND WHICH WILL BE MAILED TO A SECURITYHOLDER WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR FROM SUCH SECURITYHOLDER, (B) EITHER (1) THE TRANSFER IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (2) THE COMPANY SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER, AND (C) SUCH TRANSFER SHALL BE IN COMPLIANCE WITH ANY APPLICABLE STATE OR FOREIGN SECURITIES OR "BLUE SKY" LAWS.

U.S.I. HOLDINGS CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SECURITYHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OR OTHER SECURITIES OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

                               WARRANT CERTIFICATE
                           U.S.I. HOLDINGS CORPORATION

No. WR-                                               [_______]Series W Warrants
       ---

                                 Attachment A-1

Date:
     ------

     This Series W Warrant Certificate certifies that       , or registered
                                                     -------
assigns, is the registered holder of      (______)Series W Warrants. Each Series
                                    -----
W Warrant entitles the owner thereof to purchase at any time on or prior to 5:30 p.m., California time, on September 17, 2004 (as the same may be extended pursuant to Section 7.9 of the Series W Warrant Agreement (as defined below), the "Expiration Date"), (i) prior to a Forced Conversion (as defined in the Series W Certificate of Designations), one (1) fully paid and nonassessable share of Series W Convertible Preferred Stock and (ii) from and after a Forced Conversion, one (1) fully paid and nonassessable share of Common Stock, of U.S.I. HOLDINGS CORPORATION (together with its successors and assigns, the "Company"), a Delaware corporation, at an Exercise Price of Six and 0/100 Dollars ($6.00) upon presentation and surrender of this Series W Warrant Certificate with a form of election to purchase duly executed and delivery to the Company of the payment of the Exercise Price in the manner set forth in the Series W Warrant Agreement. The number of shares that may be purchased upon exercise of each Series W Warrant (and payment of the Exercise Price therefor) and the Exercise Price therefor are the number and amount as of the date hereof, and are subject to adjustment as referred to below.

     The Series W Warrants are issued pursuant to the Series W Warrant Agreement (as it may from time to time be amended or supplemented, the "Series W Warrant Agreement"), dated as of September 17, 1999, among the Company and the Purchasers (as defined therein) and are subject to all of the terms, provisions and conditions thereof, which Series W Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Series W Warrant Agreement reference is hereby made for a full description of the rights, obligations, duties and immunities of the Company and the holders of the Series W Warrant Certificates. Capitalized terms used, but not defined, herein have the respective meanings ascribed to them in the Series W Warrant Agreement.

     As provided in the Series W Warrant Agreement, the Exercise Price and the number of shares that may be purchased upon the exercise of the Series W Warrants evidenced by this Series W Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

     This Series W Warrant Certificate shall be exercisable, at the election of the holder, either as an entirety or in part from time to time. If this Series W Warrant Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Series W Warrant Certificate or Series W Warrant Certificates for the number of Series W Warrants not exercised. This Series W Warrant Certificate, with or without other Series W Warrant Certificates, upon surrender in the manner set forth in the Series W Warrant Agreement, may be exchanged for another Series W Warrant Certificate or Series W Warrant Certificates of like tenor evidencing Series W Warrants entitling the holder to purchase a like aggregate

                                 Attachment A-2
number of shares as the Series W Warrants evidenced by the Series W Warrant Certificate or Series W Warrant Certificates surrendered shall have entitled such holder to purchase.

     THIS SERIES W WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     WITNESS the signature of a proper officer of the Company as of the date first above written.

                                   U.S.I. HOLDINGS CORPORATION


                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                 Attachment A-3

                              [FORM OF ASSIGNMENT]
                   (To be executed by the registered holder if
        such holder desires to transfer the Series W Warrant Certificate)

     FOR VALUE RECEIVED,                                                hereby
                        -----------------------------------------------
sells, assigns and transfers unto


-------------------------------------------------------------------------------
(Please print name and address of transferee.)

the accompanying Series W Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint:


-------------------------------------------------------------------------------

attorney, to transfer the accompanying Series W Warrant Certificate on the books of the Company, with full power of substitution.

Dated:                ,        .
      ---------------- --------

                                    [HOLDER]


                                    By
                                       -----------------------------------------

                                     NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of the accompanying Series W Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.

                                 Attachment A-4

                         [FORM OF ELECTION TO PURCHASE]
                   (To be executed by the registered holder if
       such holder desires to exercise the Series W Warrant Certificate)

To U.S.I. HOLDINGS CORPORATION:

     The undersigned hereby irrevocably elects to exercise
                                                           ---------------------
Series W Warrants represented by the accompanying Series W Warrant Certificate to purchase the shares of Series W Preferred Stock issuable upon the exercise of such Series W Warrants and requests that certificates for such shares be issued in the name of:


--------------------------------------------------------------------------------
     (Please print name and address.)


---------------------------------------------------------------------------
(Please insert social security or other taxpayer identification number.)

If such number of Series W Warrants shall not be all the Series W Warrants evidenced by the accompanying Series W Warrant Certificate, a new Series W Warrant Certificate for the balance remaining of such Series W Warrants shall be registered in the name of and delivered to:


--------------------------------------------------------------------------------
     (Please print name and address.)


---------------------------------------------------------------------------
(Please insert social security or other identifying number.)

Dated:                ,        .
      ---------------- --------

                                    [HOLDER]

                                    By
                                       -----------------------------------------

                                    NOTICE

     The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of the accompanying Series W Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.

                                 Attachment A-5